EXHIBIT 5







                         March 25, 1994



ALLTEL Corporation
One Allied Drive
Little Rock, Arkansas 72202

     Re:  ALLTEL Corporation
          Registration Statement Form S-3
          $250,000,000 Debt Securities

Dear Sirs:

     We have acted as counsel to ALLTEL Corporation, a Delaware Corporation (hereinafter called the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement"), including the Prospectus which constitutes a part thereof, relating to the issuance and sale of $250,000,000 principal amount of the Company's Debt Securities (the "Debt Securities").

     We are of the opinion that the Debt Securities, when issued and sold in the manner contemplated by the Registration Statement, will be legally issued, fully paid, non-assessable, and binding obligations of the Company.

     We hereby consent to all references to our firm in the Registration Statement and to the filing by the Company of a copy of this opinion as Exhibit 5 of the Registration Statement.


                              Very truly yours,


                              IVESTER, SKINNER & CAMP, P.A.


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